SCHEDULE 14A INFORMATION

                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

                           Filed by the Registrant [X]

                 Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12


                                  TEXOIL, INC.
                (Name of Registrant as Specified in its Charter)


      _____________________________________________________________________
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

      1.    Title of each class of securities to which transaction applies:

      2.    Aggregate number of securities to which transaction applies:

      3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

      4.    Proposed maximum aggregate value of transaction:

      5.    Total fee paid:

[ ]   Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1.    Amount Previously Paid:
      2.    Form, Schedule or Registration Statement No.:
      3.    Filing Party:
      4.    Date Filed:

                                  TEXOIL, INC.
                          1600 Smith Street, Suite 4000
                              Houston, Texas 77002
                                 (713) 652-5741

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                          To Be Held November 12, 1997

        Notice is hereby given that the annual meeting of stockholders of Texoil, Inc. (the "Company") will be held at The Doubletree Hotel at the Allen Center, 400 Dallas Street, Houston, Texas on Wednesday, November 12, 1997 at 2:00 p.m., Houston time, for the following purposes:

        1. To elect a board of seven directors to serve until the next annual meeting of stockholders and until their successors are elected and qualified; and

        2. To consider and act upon such other business as may properly be presented to the meeting or any adjournment thereof.

        A record of stockholders has been taken as of the close of business on September 23, 1997, and only those stockholders of record on that date will be entitled to notice of and to vote at the meeting or any adjournment thereof. A complete list of stockholders so entitled to vote will be available at the Company's principal office in Houston, Texas, commencing October 31, 1997 for inspection by any stockholder during usual business hours prior to the annual meeting.

        All stockholders of the Company are invited to attend the meeting. The Board of Directors, however, requests that you promptly sign, date and mail the enclosed proxy, even if you plan to be present at the meeting. If you attend the meeting, you can either vote in person or by your proxy. Please return your proxy in the enclosed, postage-paid envelope.


                                            By Order of the Board of Directors,

                                         /s/GARY J. MILAVEC
                                            Gary J. Milavec
                                            SECRETARY

September 30, 1997

                                  TEXOIL, INC.
                          1600 Smith Street, Suite 4000
                              Houston, Texas 77002
                                 (713) 652-5741

                                 PROXY STATEMENT

        This Proxy Statement and the enclosed proxy are being mailed to stockholders of Texoil, Inc., a Nevada corporation (the "Company"), commencing on or about September 30, 1997. The Company's Board of Directors is soliciting proxies to be voted at the Company's annual meeting of stockholders to be held in Houston, Texas on Wednesday, November 12, 1997 and at any adjournment thereof, for the purposes set forth in the accompanying notice. The shares covered by a proxy, if such is properly executed and received prior to the meeting, will be voted in accordance with the directions specified thereon regarding election of directors, and with respect to any other matters which may properly come before the meeting, in accordance with the judgment of the persons designated as proxies. A proxy may be revoked at any time before it is exercised by giving written notice to, or filing a duly executed proxy bearing a later date with, the Secretary of the Company, or by voting in person at the meeting. Management expects that the only matters to be presented for action at the meeting will be the election of directors.

        At the close of business on September 23, 1997, the record date for determining the stockholders entitled to notice of and to vote at the meeting (the "Record Date"), there were outstanding and entitled to vote 4,574,923 shares of the Company's common stock, par value $.01 per share ("Common Stock") and 23,000 shares of Series A preferred stock, par value $.01 per share ("Series A Preferred Stock"). Each share of Common Stock and Series A Preferred Stock entitles the holder to one vote on all matters presented at the meeting.

        The Company will bear the costs of soliciting proxies in the accompanying form. In addition to solicitations by mail, a number of regular employees of the Company may solicit proxies in person or by telephone.

                                CORPORATE HISTORY

        The Company's business has been conducted since 1964 by its wholly-owned subsidiary, Texoil Company, a Tennessee corporation (the "Subsidiary"). Texoil Company became a subsidiary of the Company in March 1993 after surviving a merger with a wholly-owned subsidiary of the Company. At the time of the merger the Company, which then was named Comet Entertainment, Inc., a Nevada corporation ("Comet"), had no substantive assets or operations. Upon consummation of the merger (the "Comet Merger"), the Subsidiary's stockholders and management became Comet's management and controlling stockholders, Comet changed its name to Texoil, Inc., and accordingly, the Subsidiary, as a wholly-owned subsidiary of Texoil, Inc., survived the Comet Merger. Unless otherwise indicated, all future references herein to "Texoil" or the "Company" relate to Texoil Company for the period before the Comet Merger and to Texoil, Inc. for the period thereafter.

                              ELECTION OF DIRECTORS

NOMINEES

        At the meeting, seven nominees are to be elected to the Company's Board of Directors, each director to hold office until the next annual meeting of stockholders and until his successor is elected and qualified. Unless your proxy specifies otherwise or withholds authority to vote for one or more nominees named thereon and described below, it is intended that the shares represented by your proxy will be voted for the election of these seven nominees. Proxies cannot be voted for a greater number of persons than the number of nominees named. If any nominee should become unavailable for election, your proxy may be voted for a substitute nominee selected by the Board, or the Board may be reduced accordingly. The Board is unaware of any circumstances likely to render any nominee unavailable.

DIRECTOR NOMINEE           AGE                      POSITION
-------------------------------- --------------------------
T. W. Hoehn, III.........   47   Chairman of the Board and a Director
Ruben Medrano............   40   Director, President and Chief Executive Officer
T. W. Hoehn, Jr..........   68   Director
Gary J. Milavec..........   35   Director and Secretary
Joe C. Richardson, Jr....   69   Director
William F. Seagle........   69   Director
Walter L. Williams.......   69   Director

        T. W. Hoehn, Jr. has been a director of the Company since he co-founded it in 1964. He also is Chairman of Hoehn Motors, Inc., a multi-line automobile agency located in Carlsbad, California, which he founded in 1975.

        Ruben Medrano has been President, Chief Executive Officer and a Director of the Company since October 1996. He served as interim President of the Company from May 1996 to October 1996 and as Vice President Operations from July 1994 to May 1996. He joined the Company as a consultant in November 1992. From 1980 to 1992, Mr. Medrano was employed by Exxon Company, U.S.A. as a reservoir and production engineer. Mr. Medrano received a B.S. degree in Mechanical Engineering from the University of Texas at El Paso in 1979. He is a member of the Society of Petroleum Engineers, and is a registered professional engineer in the State of Texas.

        T. W. Hoehn, III has been a director of the Company since 1984 and became its Chairman in October 1996. He is President and General Manager of Hoehn Motors, Inc., a multi-line automobile agency located in Carlsbad, California, where he has been employed since 1975. He is a graduate of Stanford University and a son of T. W.
Hoehn, Jr.

        Gary J. Milavec has been a director of the Company since September 1996 (see "Certain Transactions") and became its Secretary in October 1996. He has been a Vice President of RIMCO Associates, Inc. and active in its investment management and corporate finance activities since October 1990. He is also a director of Universal Seismic Associates, Inc. and Brigham Exploration Company. From May 1989 to October 1990 he was an investment banker with Rauscher Pierce Refsnes, Inc. From July 1986 to May 1989 he was a geologist with Shell Oil Company. Mr. Milavec received a B.A. in Geology from the University of Rochester, an M.S. in Geology from the University of Oklahoma, and an M.B.A. from the University of Houston.

        Joe C. Richardson, Jr. has been a director of the Company since April 1992. He has been President of Vital Energy, Inc. since 1980. Prior to that he was Manager of Drilling and Production for Shamrock Oil & Gas Corporation, formed and operated a consulting petroleum engineering firm, and formed and operated a public oil and gas company. Mr. Richardson received a Bachelor of Science degree in Petroleum Engineering and a Bachelor of Science degree in Mechanical Engineering from Texas A&M in 1950 and is a registered professional engineer in the State of Texas.

        William F. Seagle has been a director of the Company since 1977. For more than the last five years, he has had business and personal interests in construction, real estate and investments.

        Walter L. Williams has been a director of the Company since he co-founded it in 1964, served as its Chairman and Chief Executive Officer from July 1995 to May 1996, and served as its President from 1971 to July 1995. He currently is Vice Chairman of Cheniere Energy, Inc., a publicly-held oil and gas company. Prior to forming the Company, Mr. Williams was an independent petroleum consultant for six years and Manager of Drilling and Production for an independent oil company prior to that period. He received a Bachelor of Science degree in Petroleum Engineering from Texas A&M in 1949 and is a registered professional engineer in both the States of Texas and Louisiana.

BOARD AND COMMITTEE ACTIVITY, STRUCTURE AND COMPENSATION

        The Company's operations are managed under the broad supervision and direction of the Board of Directors, which has the ultimate responsibility for the establishment and implementation of the Company's general operating philosophy, objectives, goals and policies. Pursuant to delegated authority, certain board functions are discharged by the Board's two current standing committees, the executive and audit/compensation committees. The Board of Directors has no standing nominating or similar committee. During the fiscal year ended December 31, 1996, the Board of Directors held three meetings, the executive committee held no meetings, and the audit/compensation committee held one meeting. In 1996, each incumbent member of the Board attended or participated in at least 75% of the aggregate number of (i) Board meetings and
(ii) committee meetings held by all committees of the Board on which he served.

        The Executive Committee is authorized to exercise, to the extent permitted by law, the power of the full Board of Directors when a meeting of the full Board is not practicable or necessary. The Executive Committee is comprised of Messrs. Hoehn, III, Medrano and Milavec.

        The Audit/Compensation Committee recommends to the Board the independent accountants of the Company, reviews the Company's annual report on Form 10-KSB, reviews the Company's internal controls and accounting operations, and reviews any transactions of the Company in which management or controlling persons of the Company have an interest. The Committee is also responsible for formulating and adopting or recommending to the Board executive compensation plans and policies, including those relating to incentive compensation and benefits. The Audit/Compensation Committee is composed of Messrs. Hoehn, Jr., Milavec and Richardson.

        Directors who are not employed by the Company had been paid a fee of $500 for each meeting of the Board of Directors attended. Since March 1995, no such fees have been paid to outside directors, and the Company does not anticipate paying any such fees for the remainder of 1997. The Company reimburses each director for his actual and necessary expenses reasonably incurred in connection with attending meetings of the Board and its committees. No fee currently is paid to directors who attend meetings of a Board committee.

                                   MANAGEMENT

EXECUTIVE OFFICERS

        The executive officers of the Company serve at the pleasure of the Board of Directors and are subject to annual appointment by the Board. The Company currently has two executive officers, Ruben Medrano, who has been President and Chief Executive Officer of the Company since October 17, 1996 and Gary J. Milavec, who has been Secretary since October 17, 1996. For further information regarding Messrs. Medrano and Milavec, please refer to "Election of Directors" above.

EXECUTIVE COMPENSATION

        The following table reflects all forms of compensation for each of the years ended December 31, 1996, 1995 and 1994 for Walter L. Williams' and Ruben Medrano's services to the Company. No other executive officer had salary and bonus which in 1996 exceeded $100,000.

                           SUMMARY COMPENSATION TABLE

                                                   ANNUAL COMPENSATION                           LONG-TERM COMPENSATION
                                           ----------------------------------  --------------------------------------------------
                                                                                      AWARDS                      PAYOUTS
                                                                               -----------------------     ----------------------
                                                                                            SECURITIES
                                                                    OTHER      RESTRICTED   UNDERLYING
       NAME AND                                                     ANNUAL        STOCK      OPTIONS/        LTIP     ALL OTHER
  PRINCIPAL POSITION             YEAR      SALARY       BONUS    COMPENSATION     AWARDS     SARS (#)      PAYOUTS   COMPENSATION
------------------------------   ----      -------      ----      -----------      ----      -------         ----        ----
Ruben Medrano, ...............   1996      $67,200      $--       $28,800 (3)      $--        30,000 (4)     $--         $--
   President and Chief .......   1995      $74,400      $--       $21,600 (3)      $--          --           $--         $--
   Executive Officer1 ........   1994      $48,000 (2)  $--       $  --            $--        20,000 (4)     $--         $--
Walter L. Williams, ..........   1996      $55,000      $--       $20,915 (3)      $--          --           $--         $--
   President and Chief .......   1995      $84,000      $--       $42,645 (3)      $--          --           $--         $--
   Executive Officer5 ........   1994      $99,000      $--       $ 8,532 (6)      $--        50,000 (4)     $--         $--

1 Mr. Medrano was appointed interim President of the Company in May 1996 and became President and Chief Executive Officer in October 1996.

2 Includes salary commencing in July 1994 when Mr. Medrano became an employee and Vice-President of the Company.

3 This amount represents the amount of compensation expense recognized by the Company for Common Stock issued to the named executive officer in lieu of the reduced cash compensation payable to the named executive officer. See "1995 Stock Compensation Plan" and "Amended and Restated 1996 Stock Compensation Plan" below.

4  See "--Option Grants" below.

5 Mr. Williams resigned as an employee of the Company in May 1996. 6 See "Employee Overriding Royalty Plans" below.

1995 STOCK COMPENSATION PLAN

        In July 1995, the Company's stockholders approved the 1995 Stock Compensation Plan, which provides for the issuance of shares of Common Stock to certain employees and consultants whose cash compensation was reduced by 30% effective April 1, 1995. Pursuant to the 1995 Stock Compensation Plan, shares of Common Stock were issued to such individuals on recognition of their reduced cash compensation in 1995 and for the months of January through February, 1996.

AMENDED AND RESTATED 1996 STOCK COMPENSATION PLAN

        By consent dated June 10, 1996, the Company's Board of Directors adopted the 1996 Stock Compensation Plan after the 1995 Stock Compensation Plan expired March 31, 1996 with an insufficient number of shares of Common Stock reserved for issuance thereunder remaining to cover issuances which otherwise would have been made after February 1996. Stockholder approval of the 1996 Stock Compensation Plan was required before shares could be issued thereunder. Stockholder approval was a requirement of Rule 16b-3 promulgated under Section 16 of the Securities Exchange Act of 1934, as amended (the "1934 Act"). After the Board's adoption of the 1996 Stock Compensation Plan, Rule 16b-3 was amended and stockholder approval was no longer mandatory thereunder. Since the 1996 Stock Compensation Plan had not been implemented and no common stock issued thereunder, the Company's Board of Directors amended and restated the 1996 Stock Compensation Plan to make it more consistent with amended Rule 16b-3. Accordingly, the Amended and Restated 1996 Stock Compensation Plan (the "1996 Plan") superseded the 1996 Stock Compensation Plan in its entirety. Pursuant to the 1996 Plan, shares of common stock were issued to such individuals on recognition of their reduced cash compensation for the months of March through December, 1996.

EMPLOYEE OVERRIDING ROYALTY PLANS

        In previous years, the Subsidiary granted to Walter L. Williams and other former officers overriding royalty interests in exploration prospects generated, acquired and sold through their respective efforts. This arrangement provided performance-based incentive compensation for these officers in lieu of Company-sponsored retirement or savings plans. The awarded overriding royalty interests are not subject to continued employment and remain the grantee's property for so long as the underlying lease remains in effect. No overriding royalty interests were granted by Texoil to its management or other personnel on the 14 prospects sold to Texas Meridian and none are expected to be granted on the Company's present exploratory prospect inventory, with the exception of a 2% of 8/8ths overriding royalty granted to Dennis A. Drake, the Company's consulting geologist, as the generator of the Greens Lake Prospect. Overriding royalty interest payments made to Walter L. Williams during the years ended December 31, 1995 and 1996 were as follows:

                                                   YEARS ENDED DECEMBER 31
                                                   ------------------------
OFFICER/GROUP                                         1995          1996
------------------                                  ---------     ---------
Walter L. Williams.............................     $   6,645     $   5,915

OPTION/SAR GRANTS IN LAST FISCAL YEAR

        The following table sets forth additional information with respect to a non-qualified stock option granted to Ruben Medrano for services rendered in 1996. Pursuant to the Company's 1994 Stock Option Plan, in May 1996 the Company granted Mr. Medrano options to purchase 30,000 shares of Common Stock at an exercise price of $1.3125 per share. No other executive or employee was granted stock options in 1996.

                                              PERCENT OF TOTAL
                   NUMBER OF SECURITIES         OPTIONS/SARS              EXERCISE
                  UNDERLYING OPTIONS/SARS   GRANTED TO EMPLOYEES IN        OR BASE         EXPIRATION
NAME                    GRANTED (#)            FISCAL YEAR 1996         PRICE ($/SHARE)        DATE
----                   ------------         -----------------------     ---------------    ------------
Ruben Medrano.......         30,000                    100%             $        1.3125    May 2, 2006 (1)

1 Option expires 10 years after the date of grant, and vests 100% on first anniversary of date of grant. If prior to exercise or expiration of the option a "change of control" occurs, the entire option generally becomes immediately exercisable. Such a "change of control" occurs when (i) any person acquires ownership of the Company's securities representing more than 50% of the combined voting power of the Company's then outstanding securities, or (ii) at any given time, less than 50% of the then incumbent members of the Board of Directors have been continuously incumbent during the preceding 18 months.

        In June 1996, the Company granted William F. Seagle, a director of the Company, a non-qualified stock option exercisable for 50,000 shares of Common Stock at an exercise price of $1.5625 for his service on a special committee charged with seeking out and considering significant transactions to maximize shareholder value. Mr. Seagle's option is exercisable until June 2006.

OPTION EXERCISES AND YEAR-END VALUES

        In July 1994, an option to purchase 50,000 shares of Common Stock at $3.00 per share was granted to Walter Williams, which became exercisable in July 1995. Mr. Williams did not exercise any of the Common Stock options in 1996, and, as a result of Mr. Williams' resignation as an employee of the Company in May 1996, the option expired unexercised on August 1, 1996. The following table sets forth information regarding two unexercised options to purchase 20,000 shares of Common Stock at $3.00 per share and 30,000 shares of Common Stock at $1.3125 per share that were granted to Mr. Medrano on July 26, 1994 and May 2, 1996, respectively. Mr. Medrano did not exercise any Common Stock option during 1996.

                            NUMBER OF SECURITIES UNDERLYING            VALUE OF UNEXERCISED IN-THE-MONEY
     NAME             UNEXERCISED OPTIONS/SARS AT DECEMBER 31, 1996   OPTIONS/SARS AT DECEMBER 31, 1996 (1)
     ----             ---------------------------------------------   -------------------------------------
                        EXERCISABLE             UNEXERCISABLE          EXERCISABLE            UNEXERCISABLE
                        -----------             -------------          -----------            -------------
     Ruben Medrano           20,000                  $0                     $0                     $0
                                                -------------          -----------            -------------
                             30,000                  $0                     $0                     $0
                                                -------------          -----------            -------------

1 Based upon the last sales price of $1.125 per share on December 31, 1996 as reported in the consolidated reporting system for NASDAQ Small Cap Issues, Mr. Medrano's options were not in-the-money.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

  The following table sets forth, as of September 23, 1997, the number of shares of the Company's equity securities owned by (i) each person known by the Company (based on publicly-available filings with the Commission) to be the holder of more than five percent of its voting securities, (ii) each director, director nominee and named executive officer of the Company, and (iii) all of the Company's directors and executive officers as a group. Unless otherwise indicated, each holder has sole voting and investment power with respect to the shares of capital stock owned by such holder and is a United States citizen.

             NAME OF BENEFICIAL OWNER                AMOUNT AND NATURE OF
(ADDRESS INDICATED IF NOT A DIRECTOR OR AN OFFICER)  BENEFICIAL OWNERSHIP         PERCENT OF CLASS
---------------------------------------------------  --------------------         ----------------
COMMON STOCK:
T. W. Hoehn, Jr ...................................      2,118,566(1)(2)                40.9%
T. W. Hoehn, III ..................................        607,519(3)                   12.4%
Walter L. Williams ................................        433,262(4)                    9.5%
Joe C. Richardson, Jr .............................        281,384(5)                    5.8%
William F. Seagle .................................        178,696(6)                    3.8%
Ruben Medrano .....................................         93,124(7)                    2.0%
Officers, Directors and Executive
as a Group (6 persons)8 ...........................      3,712,551(1)(9)                62.2%
RIMCO .............................................      3,750,000(10)                  45.0%
      600 Travis Street, Suite 6875
      Houston, TX 77002
Wellington Management Company .....................        330,000(11)                   7.2%
      75 State Street
      Boston, MA 02109
John L. Graves ....................................        404,439(12)                   8.3%
      3421 Overbrook
      Houston, TX 77027
SERIES A PREFERRED STOCK:
T. W. Hoehn, Jr ...................................         20,000(13)                  87.0%
Robert A. Hoehn ...................................          3,000(14)(15)              13.0%
Directors and Executive Officers
as a (Group 7 persons) ............................         20,000(13)(14)              87.0%

1 Excludes shares of Common Stock issuable upon conversion of an aggregate 23,000 outstanding shares of Series A Preferred Stock, of which 20,000 may be deemed held by T. W. Hoehn, Jr. and are presently convertible into 666,667 shares of Common Stock.

2 Includes 240,000 shares issuable to Mr. Hoehn pursuant to presently exercisable warrants, and 362,500 shares issuable upon conversion of presently convertible debt.

3 Includes 15,000 shares issuable pursuant to presently exercisable warrants, and 325,000 shares issuable upon conversion of presently convertible debt.

4 Includes 72,268 shares owned by Betty B. Williams, wife of Mr. Williams. Mr. Williams disclaims beneficial ownership of such shares.

5  Includes 281,384 shares issuable pursuant to a presently exercisable option.

6 Includes 8,000 shares issuable pursuant to presently exercisable warrants, 50,00 shares issuable pursuant to a presently exercisable option and 62,500 shares issuable upon conversion of presently convertible debt.

7 Includes 50,000 shares issuable upon exercise of a presently exercisable options.

8 Excludes Gary J. Milavec who became a director of the Company in September 1996. Although Mr. Milavec does not own any Common Stock, he is a vice president of RIMCO Associates, Inc, which as of September 30, 1997 is the indirect holder of debt presently convertible into 3,750,000 shares of Common Stock. Mr. Milavec disclaims any beneficial ownership of said shares. See "Certain Transactions".

9 Includes an aggregate 1,394,384 shares of Common Stock issuable upon exercise of presently exercisable options, warrants, and exchangeable or convertible debt.

10 Includes 3,750,000 shares issuable upon exchange of presently exchangeable debt. See footnote 8 above.

11 Wellington Management Company, in its capacity as investment advisor, may be deemed beneficial owner of these shares which are owned by numerous investment counseling clients.

12 Includes 281,384 shares issuable to Mr. Graves pursuant to a presently exercisable option and 99,414 shares owned by Ms. Lynn W. Graves, wife of Mr. Graves. Mr. Graves disclaims beneficial ownership of such shares.

13 These shares presently are convertible into 666,667 shares of Common Stock.
   Of these shares, 4,000 shares are owned of record by The BJH Foundation, a charitable foundation of which Mr. Hoehn is a trustee, and 2,000 shares are owned of record by Mr. Hoehn's wife, Carolina Vivanco Hoehn. Mr. Hoehn shares voting and investment power with two co-trustees of the foundation with respect to these 4,000 shares. Mr. Hoehn disclaims beneficial ownership of such shares.

14 These shares presently are convertible into 100,000 shares of Common Stock.

15 Robert A. Hoehn is a son of T.W. Hoehn, Jr. and a brother of T.W. Hoehn, III.

CERTAIN TRANSACTIONS

        EXISTING RIMCO FINANCING. On September 6, 1996, the Subsidiary entered into a Note Purchase Agreement (the "RIMCO Agreement") with four limited partnerships of which Resource Investors Management Company Limited Partnership ("RIMCO") is the controlling general partner (collectively, the "RIMCO Purchasers"). Under the RIMCO Agreement, the RIMCO Purchasers provide up to $8,000,000 in two separate financings:

        (a) The first financing under the RIMCO Agreement is in the form of Senior Exchangeable General Obligation Notes issued by the Subsidiary in the maximum amount of $3,000,000 (the "Tranche A Notes"). Amounts advanced under the Tranche A Notes accrue interest at a fixed, annual rate of 10%, with interest payable monthly and all outstanding principal plus all accrued and unpaid interest due and payable at maturity. Indebtedness outstanding under the Tranche A Notes is exchangeable, in whole or in part at any time, for Common Stock at an initial per share price equal to $.80, subject to anti-dilution adjustments. The Subsidiary can require the RIMCO Purchasers to make such an exchange if they have funded at least $2,800,000 under the Tranche A Notes and the average trading price of the Common Stock for any consecutive 20-day trading period is $3.00 or more. The Company granted the RIMCO Purchasers certain registration rights in respect of shares of Common Stock issuable upon exchange of debt under the Tranche A Notes. As of the date of this Proxy Statement, the Subsidiary had borrowed a total of $3,000,000 under the Tranche A Notes.

        (b) The second financing is in the form of Senior Secured General Obligation Notes (the "Tranche B Notes") issued by the Subsidiary in the maximum amount of $5,000,000. After $2,800,000 in principal has been advanced under the Tranche A Notes, the Subsidiary may borrow under the Tranche B Notes until September 1, 1999; provided that the Subsidiary can maintain an agreed upon borrowing base. Since the Subsidiary's ability to maintain the agreed upon borrowing base will depend upon the extent to which its exploratory drilling program adds to its reserves, there can be no assurance that it will be able to maintain the necessary borrowing base. The Tranche B Notes will mature September 1, 2002. Amounts advanced under the Tranche B Notes will accrue interest at a fixed, annual rate of 10%, with interest and principal paid monthly from certain revenues generated by the assets pledged to the RIMCO Purchasers to secure the notes. As of the date of this Proxy Statement, the Subsidiary has not made any borrowings under the Tranche B Notes.

        NEW RIMCO FINANCING. On May 21, 1997, the Subsidiary entered into an Amended and Restated Note Purchase Agreement with the RIMCO Purchasers ("Amended RIMCO Agreement"). Under the Amended RIMCO Agreement, the RIMCO Purchasers will provide an additional $1,500,000 in a new financing and continue to provide up to $8,000,000 agreed upon under the RIMCO Agreement. Under the new financing, the Subsidiary issued 10% Senior Secured Exchangeable General Obligation Notes in the principal amount of $1,500,000 to the RIMCO Purchasers in various amounts (collectively, the "Tranche C Notes"). The Subsidiary intends to borrow funds under the Tranche C Notes if it is unable to borrow funds under the Tranche B Notes because the borrowing base requirements cannot be satisfied. After $3,000,000 in principal has been advanced under the Tranche A Notes, the Subsidiary may borrow under the Tranche C Notes to pay for the Company's share of drilling and completion costs for the initial well to be drilled on each of the Raceland Prospect and the Green's Lake Prospect (or for such other purpose as may be consented to in writing by the RIMCO Purchasers). The Tranche C Notes will mature September 1, 1999. Amounts advanced under the Tranche C Notes will accrue interest at a fixed, annual rate of 10%, with interest paid monthly and all outstanding principal plus all accrued and unpaid interest due and payable at maturity. Indebtedness outstanding under the Tranche C Notes is exchangeable, in whole or in part at any time, for Common Stock at an initial per share price equal to $1.50, subject to anti-dilution adjustments. The Subsidiary can require the RIMCO Purchasers to make such an exchange if they have funded at least $1,350,000 under the Tranche C Notes and the average trading price of Common Stock for any consecutive 20-day trading period is $3.00 or more. The Company granted the RIMCO Purchasers certain registration rights in respect of shares of Common Stock issuable upon exchange of debt under the Tranche C Notes. As of the date of this Proxy Statement, the Subsidiary has not made any borrowings under the Tranche C Notes.

        Under the RIMCO Agreement, the proceeds of the Tranche B Notes could be used to pay the Company's share of costs to drill, test, complete, equip, deepen, sidetrack and/or recomplete any well located on the Green's Lake Prospect, the Laurel Grove Prospect and the Raceland Prospect other than the first well to be drilled by or on behalf of the Company on either of the Green's Lake Prospect or the Raceland Prospect. The Amended RIMCO Agreement expands this use of proceeds to permit Tranche B Proceeds to be used to pay the Company's share of costs to drill, test, complete, equip, deepen, side track and/or recomplete the first well to be drilled on the Raceland Prospect.

        At June 30, 1997, the Company was in default of one of the loan covenants in the Amended RIMCO Agreement regarding the current assets to current liabilities ratio. The Company requested and obtained a waiver of this violation from RIMCO effective through September 30, 1997. The Company's ability to satisfy the requirements of the Amended RIMCO Agreement covenant(s) is dependent on results of its exploratory drilling program. If the Company is unable to meet the requirements of the Amended RIMCO Agreement covenant(s) it will again seek a waiver from RIMCO. The Company can give no assurance that successful drilling results will be achieved or that a request for waiver will be granted.

        Certain other affiliate loans to the Company were made expressly subordinate to financings under the RIMCO Agreement. In connection with the execution of the Amended RIMCO Agreement, all such indebtedness previously made expressly subordinate to the Tranche A Notes and the Tranche B Notes was also made expressly subordinate to the Tranche C Notes.

        CONVERTIBLE NOTES. In May 1996, four directors of the Company loaned it an aggregate $1,100,000. Each loan was made pursuant to a promissory note bearing interest at an annual rate of 12%, maturing May 6, 1997, and convertible at the option of the lender into shares of Common Stock at a price of $.80 per share, subject to anti-dilution adjustments. Each note was guaranteed by Subsidiary and the guaranty was secured by substantially all of Subsidiary's assets. The lenders also were issued warrants exercisable until May 2001 for an aggregate 1,100,000 shares of Common Stock at $1.3125 per share, subject to anti-dilution adjustments (the "Lender Warrants"). The four lenders were T. W. Hoehn, Jr., who loaned $550,000 and received a warrant exercisable for 550,000 shares; T. W. Hoehn, III, who loaned $300,000 and received a warrant exercisable for 300,000 shares; Joe C. Richardson, Jr., Trustee UDT 5-17-91, as amended, who loaned $200,000 and received a warrant exercisable for 200,000 shares; and William F. Seagle, who loaned $50,000 and received a warrant exercisable for 50,000 shares. The lenders were granted certain registration rights in respect of shares of Common Stock issuable upon exercise or conversion of the warrants or convertible notes. Proceeds of the loans were used to fund the Company's share of 3-D seismic survey costs associated with its exploration projects in progress in Lafourche Parish, Louisiana and Galveston County, Texas, and for general corporate purposes. Loan proceeds also were used to pay the March 31, 1996 dividend of $69,000 on the Company's outstanding Series A Preferred Stock, all of which is held by lending director Mr. Hoehn, Jr. and his son Robert A. Hoehn, and to repay the Company's remaining indebtedness of approximately $260,000 to First Interstate Bank of Texas, N.A. which was guaranteed by Mr. Hoehn, Jr.

        In conjunction with the RIMCO Agreement, the $200,000 owed to Joe C. Richardson, Jr., Trustee, UDT May 17, 1991, as amended, was repaid in September 1996. In addition, the Lender Warrants were cancelled, and the convertible notes payable to T. W. Hoehn, Jr., T. W. Hoehn, III and William F. Seagle were cancelled and replaced by replacement convertible notes (the "Replacement Notes") in the aggregate amount of $900,000. Amounts owed under the Replacement Notes accrue interest at a fixed, annual rate of 12%, with interest payable monthly and all outstanding principal plus all accrued and unpaid interest due and payable at maturity. Indebtedness outstanding under the Replacement Notes is convertible, in whole or in part and at any time, for Common Stock at an initial per share price equal to $.80, subject to anti-dilution adjustments. The Company can require the lending directors to make such a conversion if the average trading price of the Common Stock for any consecutive 20-day trading period is $3.00 or more. The Company granted certain registration rights in respect of shares of Common Stock issuable upon conversion of the Replacement Notes.

        Two directors elected to convert $300,000 of the debt evidenced by the Replacement Notes into 375,000 shares of Common Stock effective April 22, 1997. Mr. T.W. Hoehn, Jr., holder of $550,000 in Replacement Notes, converted $260,000 of debt into 325,000 shares of Common Stock. Mr. T.W. Hoehn, III, holder of $300,000 in Replacement Notes converted $40,000 of debt into 50,000 shares of Common Stock. Giving effect to the $300,000 debt conversion, the Replacement Notes aggregate unpaid principal balance of $600,000 is now held by Mr. T.W. Hoehn, Jr. in the sum of $290,000, Mr. T.W. Hoehn, III in the sum of $260,000 and Mr. William F. Seagle in the sum of $50,000.

        OTHER AFFILIATE NOTES. The Company has two subordinated notes from a Company director and his affiliate in the aggregate amount of $1,050,000. There are $1,000,000 in loans from Mr. T.W. Hoehn, Jr. evidenced by a promissory note which matures upon the earlier to occur of October 1, 2002, and 30 days after the RIMCO debt has been paid in full in cash or by exchange for common stock. The note accrues interest at a variable rate equal to 2% plus the prime rate announced by Wells Fargo Bank (Texas), N.A., is payable to the T.W. Hoehn, Jr. and Betty Jo Hoehn Revocable Trust, and is subordinate to the RIMCO financing. Monthly interest payments are due on the 10th day of each month and scheduled quarterly principal payments may be made if certain liquidity conditions are satisfied and after the first $2,800,000 of the RIMCO loans have been funded. Unpaid quarterly principal payments are cumulative and amounts in excess of the scheduled quarterly payments may be paid if the liquidity conditions are satisfied. A $50,000 loan from Opal Air, Inc., a company owned by T.W. Hoehn, Jr., is evidenced by a promissory note from the Company to Opal Air, Inc.; said note matures on the same date and is otherwise subject to substantially the same terms as the Company's $1,000,000 note to the T.W. Hoehn, Jr. and Betty Jo Hoehn Revocable Trust.


                                  OTHER MATTERS

REQUIRED VOTE

        Only holders of Common Stock and Series A Preferred Stock as of the Record Date will be entitled to vote in person or by proxy at the meeting. A majority of issued and outstanding shares of Common Stock and Series A Preferred Stock as of the Record Date represented at the meeting in person or by proxy will constitute a quorum for the transaction of business. Abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum. Holders of Common Stock and Series A Preferred Stock will vote together as one class on the election of directors. Provided that a quorum is present at the meeting, the seven director nominees who receive the greatest number of votes cast for election by stockholders entitled to vote therefore will be elected directors. Votes withheld in connection with the election of one or more director nominees will not be counted as votes cast for such individuals. Votes will be tabulated by ChaseMellon Shareholder Services, the transfer agent and registrar for the Common Stock, and the results will be certified by the inspector of election who is required to resolve impartially any interpretive questions as to the conduct of the vote. In tabulating votes, a record will be made of the number of shares (i) voted for each nominee, (ii) with respect to which authority to vote for each nominee has been withheld, and
(iii) present at the meeting but not voting.

INDEPENDENT ACCOUNTANTS

        The Company engaged BDO Seidman, LLP as independent accountants of the Company effective December 29, 1995. Management expects that BDO Seidman, LLP will remain the Company's independent accountants for 1997. Effective December 29, 1995, the Company dismissed Price Waterhouse LLP who had been the Company's independent accountants since 1992. Management has had no disagreement with Price Waterhouse LLP on any material matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure. The reports of Price Waterhouse LLP on the Company's financial statements for 1993 and 1994 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles, except that those reports did contain the following qualification as to uncertainty: "because the Company has suffered recurring operating losses as well as cash flow deficits and must extend or otherwise refinance notes payable due [March 31, 1994 and on or before December 31,1995], there is substantial doubt about its ability to meet the future expenditure obligations necessary to fully evaluate and develop its oil and gas properties and to continue as a going concern." The Company's Board of Directors approved the decision to change accountants. Since the Board of Directors has the authority to select the Company's independent accountants, it is not proposed that any formal action be taken at the annual meeting of stockholders. The Company anticipates that representatives of BDO Seidman, LLP will attend the meeting, will have the opportunity to make a statement if they desire to do so, and will respond to any appropriate questions concerning the Company's financial statements.

OWNERSHIP REPORTS

        Section 16(a) of the 1934 Act requires the Company's officers, directors and persons who own more than 10% of its Common Stock to file with the Securities and Exchange Commission reports of their ownership and changes of ownership of Common Stock. These persons are required to furnish the Company copies of all Section 16(a) reports that they file. Based solely upon a review of reports and related written representations received by it, the Company believes that all required reports were filed on a timely basis during and in respect of 1996.

STOCKHOLDER PROPOSALS

        Any stockholder who wishes to submit a proposal for action to be included in the proxy statement and form of proxy relating to the Company's 1997 annual stockholders meeting must submit the proposal to the Company on or before May 23, 1998. Any such proposals should be timely sent by certified mail, return receipt requested, to the Secretary of the Company, 1600 Smith Street, Suite 4000, Houston, Texas 77002.

AVAILABILITY OF ANNUAL REPORT

        The Company is including herewith a copy of its annual report on Form 10-KSB for the fiscal year ended December 31, 1996 and its quarterly reports on Form 10-QSB for the periods ended March 31 and June 30, 1997 each of which has been filed with the Securities and Exchange Commission in Washington, D.C.

                                             By Order of the Board of Directors,

                                             /s/  GARY J. MILAVEC
                                                  Gary J. Milavec
                                                  SECRETARY

September 30, 1997

                                  TEXOIL, INC.

    THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING
                OF STOCKHOLDERS TO BE HELD ON NOVEMBER 12, 1997

        The undersigned hereby appoints Ruben Medrano and T.W. Hoehn, Jr., and each of them, either one or whom may act without joinder of the other, each with full power of substitution and ratification, attorneys and proxies of the undersigned to vote all shares of Texoil, Inc. which the undersigned is entitled to vote at the annual meeting of stockholders to be held at The Doubletree Hotel at Allen Center, 400 Dallas Street, Houston, Texas on Wednesday, November 12, 1997 at 2:00 p.m. Houston, Texas time, and at any adjournment thereof.

        This proxy will be voted in accordance with the specifications made hereon. If no contrary specification is made, then this Proxy will be voted FOR the election of the seven director nominees named in Item 1.

        The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and the Proxy Statement furnished herewith. PLEASE DATE, SIGN AND RETURN THIS PROXY PROMPTLY in the enclosed, pre-addressed stamped envelope.

                    (Continued, and to be dated and signed on the reverse side.)

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                             ^FOLD AND DETACH HERE^

                                                Please mark you
                                                votes as              [X]
                                                indicated in
                                                this example


1. ELECTION OF DIRECTORS      FOR all nominees  [ ]    WITHHOLD AUTHORITY   [ ]
                              listed below             to vote for all
                                                       nominees listed below:

                              *EXCEPTIONS  [ ]

Nominees: T.W. Hoehn, Jr., Ruben Medrano, T.W. Hoehn III, Gary J. Milavec, Joe
          C. Richardson, Jr., William F. Seagle and Walter L. Williams

(INSTRUCTION: To withhold authority to vote for any individual nominee, mark the "Exception" box and write that nominee's name in the space provided below.)

--------------------------------------------------------------------------------

2. In their discretion, upon such other matters (including procedural and other matters relating to the conduct of the meeting) which may properly come before the meeting and any adjournment thereof.

                                                                ADDRESS  [ ]
                                                                CHANGE
                                                                AND/OR
                                                                COMMENTS

                                                Please sign exactly as your name
                                                appears on your stock
                                                certificate. When signing as
                                                executor, administrator, trustee
                                                or other representative, please
                                                give your full title. All joint
                                                owners should sign.

                                                Dated:_________________, 1997

                                                ______________________________
                                                  Signature(s) of Stockholders

SIGN, DATE, AND RETURN THE PROXY CARD           ______________________________
PROMPTLY USING THE ENCLOSED ENVELOPE.             Signature(s) of Stockholders
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                             ^FOLD AND DETACH HERE^